                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Wackenhut Corrections Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          [WACKENHUT CORRECTIONS LOGO]


EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON MAY 4, 2000

To the Shareholders:

The Annual Meeting of the Shareholders of Wackenhut Corrections Corporation will be held on Thursday, May 4, 2000, at 9:00 A.M. at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, for the purpose of considering and acting on the matters following:

         (1)      the election of nine directors for the ensuing year;

         (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 2000, and to perform such other services as may be requested;

         (3)      approval of an amendment to the Stock Option Plan - 1994;

         (4)      approval of an amendment to the Stock Option Plan - 1999;

         (5) approval of the amendment and restatement of the Articles of Incorporation; and

         (6) the transaction of any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of Common Stock of record at the close of business March 17, 2000, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

If you are a registered shareholder, you can ensure that your shares are represented at the Annual Meeting in one of two ways:

         1) by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope;

         2) by calling the toll-free number indicated on the enclosed proxy card to vote by phone.

If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the owner of record.



By order of the Board of Directors.

                                             John J. Bulfin
                                             General Counsel
March 31, 2000

PROXY STATEMENT

                                                                  March 31, 2000

Wackenhut Corrections Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wackenhut Corrections Corporation (the "Company" or the "Corporation") for the Annual Meeting of Shareholders of the Corporation to be held at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, May 4, 2000, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation, the proposal of an amendment to the Stock Option Plan - 1994, the proposal of an amendment to the Stock Option Plan - 1999 and the proposal to amend and restate the Articles of Incorporation. A Proxy Card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A Proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted by telephone will be voted as follows:

         FOR    - The slate of Directors proposed by the Board of Directors;

         FOR    - The proposal to ratify the appointment of Arthur Andersen
                  LLP as the independent certified public accountants of the Corporation;

         FOR    - The proposal to amend the Stock Option Plan - 1994;

         FOR    - The proposal to amend the Stock Option Plan - 1999; and

         FOR    - The proposal to amend and restate the Articles of
                  Incorporation.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

Holders of shares of the Common Stock of the Corporation of record as of the close of business on March 17, 2000, will be entitled to one vote for each share of stock standing in their name on the books of Wackenhut Corrections Corporation.

On March 17, 2000, 22,386,992 shares of Common Stock were outstanding. The Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to approve an amendment to the Stock Option Plan - 1994, to approve an amendment to the Stock Option Plan - 1999, to approve to amend and restate the Articles of Incorporation, and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be by mail and telephone. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 31, 2000.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of nine (9) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. All of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------
WAYNE H. CALABRESE         MR. CALABRESE IS THE PRESIDENT AND CHIEF OPERATING
      1998                 OFFICER OF THE COMPANY, AND PRESIDENT OF THE
     Age 49                SUBSIDIARY WCC DEVELOPMENT, INC. HE SERVED AS
                           EXECUTIVE VICE PRESIDENT OF THE COMPANY FROM 1994 TO
                           1996 AND WAS NAMED CHIEF OPERATING OFFICER AND
     [PHOTO]               PRESIDENT IN 1997. HE JOINED THE COMPANY AS VICE
                           PRESIDENT, BUSINESS DEVELOPMENT IN 1989, AND FROM
                           1992 TO 1994 SERVED AS CHIEF EXECUTIVE OFFICER OF
                           AUSTRALASIAN CORRECTIONAL MANAGEMENT, PTY LTD., A
                           SUBSIDIARY OF THE COMPANY BASED IN SYDNEY, AUSTRALIA.
                           OTHER DIRECTORSHIPS INCLUDE WACKENHUT CORRECTIONS
                           (UK) LTD., PREMIER CUSTODIAL GROUP LIMITED, PREMIER
                           PRISON SERVICES LIMITED, PREMIER TRAINING SERVICES
                           LIMITED, LOWDHAM GRANGE PRISON SERVICES LIMITED,
                           KILMARNOCK PRISON SERVICES LIMITED, KILMARNOCK PRISON
                           (HOLDINGS) LIMITED, PUCKLECHURCH CUSTODIAL SERVICES
                           LIMITED, PUCKLECHURCH CUSTODIAL (HOLDINGS) LIMITED,
                           MEDOMSLEY TRAINING SERVICES LIMITED, MEDOMSLEY
                           HOLDINGS LIMITED, PREMIER GEOGRAFIX LIMITED, PREMIER
                           MONITORING SERVICES LIMITED, MORETON PRISON SERVICES
                           LIMITED, MORETON PRISON (HOLDINGS) LIMITED AND
                           WACKENHUT CORRECTIONS CORPORATION, N.V.. PRIOR TO
                           JOINING THE COMPANY, MR. CALABRESE WAS A PARTNER IN
                           THE AKRON (OH) LAW FIRM OF CALABRESE, DOBBINS AND
                           KEPPLE. HIS PRIOR EXPERIENCE INCLUDES POSITIONS AS
                           ASSISTANT CITY LAW DIRECTOR IN AKRON AND ASSISTANT
                           COUNTY PROSECUTOR AND CHIEF OF THE COUNTY BUREAU OF
                           SUPPORT FOR SUMMIT COUNTY (OH). HE IS A GRADUATE OF
                           THE UNIVERSITY OF AKRON AND HAS A JURIS DOCTOR FROM
                           THE UNIVERSITY OF AKRON LAW SCHOOL. (D)

--------------------------------------------------------------------------------

NORMAN A. CARLSON          MR. CARLSON HAS SERVED AS A DIRECTOR OF THE
     1994                  CORPORATION SINCE APRIL 1994, AND HAD PREVIOUSLY
    Age 66                 SERVED AS A DIRECTOR OF THE WACKENHUT CORPORATION
                           SINCE APRIL 1993. MR. CARLSON RETIRED FROM THE
                           DEPARTMENT OF JUSTICE IN 1987 AFTER SERVING FOR 17
      [PHOTO]              YEARS AS DIRECTOR OF THE FEDERAL BUREAU OF PRISONS.
                           DURING HIS 30-YEAR CAREER, MR. CARLSON WORKED AT THE
                           UNITED STATES PENITENTIARY, LEAVENWORTH, KANSAS, AND
                           THE FEDERAL CORRECTIONAL INSTITUTION, ASHLAND,
                           KENTUCKY. MR. CARLSON WAS PRESIDENT OF THE AMERICAN
                           CORRECTIONAL ASSOCIATION FROM 1978 TO 1980, AND IS A
                           FELLOW IN THE NATIONAL ACADEMY OF PUBLIC
                           ADMINISTRATION. FROM 1987 UNTIL 1998, MR. CARLSON WAS
                           ADJUNCT PROFESSOR IN THE DEPARTMENT OF SOCIOLOGY AT
                           THE UNIVERSITY OF MINNESOTA. (C)(E)(F)

--------------------------------------------------------------------------------

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------
BENJAMIN R. CIVILETTI      MR. CIVILETTI HAS SERVED AS A DIRECTOR OF THE
        1994               CORPORATION SINCE APRIL 1994. MR. CIVILETTI HAS BEEN
       Age 64              CHAIRMAN OF THE LAW FIRM VENABLE, BAETJER AND HOWARD
                           SINCE 1993 AND WAS MANAGING PARTNER OF THE FIRM FROM
                           1987 TO 1993. FROM 1979 TO 1980, MR. CIVILETTI SERVED
                           AS THE ATTORNEY GENERAL OF THE UNITED STATES. MR.
     [PHOTO]               CIVILETTI IS CHAIRMAN OF THE BOARD OF GREATER
                           BALTIMORE MEDICAL CENTER AND THE FOUNDING CHAIRMAN OF
                           THE MARYLAND LEGAL SERVICES CORPORATION; A DIRECTOR
                           OF BETHLEHEM STEEL CORPORATION, AND A DIRECTOR OF
                           MBNA CORPORATION AND MBNA INTERNATIONAL, AND IS A
                           DIRECTOR OF THE WACKENHUT CORPORATION. MR. CIVILETTI
                           IS A FELLOW OF THE AMERICAN BAR FOUNDATION, THE
                           AMERICAN LAW INSTITUTE, AND THE AMERICAN COLLEGE OF
                           TRIAL LAWYERS. MR. CIVILETTI WAS CHAIRMAN OF THE
                           MARYLAND GOVERNOR'S COMMISSION ON WELFARE POLICY IN
                           1993, AND A MEMBER OF THE MARYLAND GOVERNOR'S TASK
                           FORCE ON ALTERNATIVES TO INCARCERATION IN 1991.
                           (B)(C)(E)(F)

--------------------------------------------------------------------------------

RICHARD H. GLANTON         MR. GLANTON IS A PARTNER, CORPORATE AND FINANCE
      1998                 GROUP, IN THE LAW FIRM OF REED SMITH SHAW & MCCLAY
     Age 53                LLP, PHILADELPHIA, PA AND HAS BEEN WITH THE FIRM
                           SINCE 1987. FROM 1979 TO 1983, HE WAS DEPUTY COUNSEL
                           TO RICHARD L. THORNBURGH, FORMER GOVERNOR OF
                           PENNSYLVANIA. MR. GLANTON PRESENTLY SERVES ON THE
     [PHOTO]               BOARDS OF COMMERCIAL GENERAL UNION OF NORTH AMERICA;
                           PECO ENERGY COMPANY; AND PHILADELPHIA SUBURBAN
                           CORPORATION, A WATER UTILITY COMPANY. HE IS ALSO
                           CHAIRMAN OF PHILADELPHIA TELEVISION NETWORK, A NEW
                           24-HOUR ALL-NEWS TELEVISION STATION IN PHILADELPHIA.
                           HE SERVED AS CO-CHAIR OF THE GIRARD INDEPENDENT
                           COMMITTEE WHICH WAS ESTABLISHED IN DECEMBER, 1997 FOR
                           THE PURPOSE OF INVESTIGATING THE MANAGEMENT OF A
                           LARGE TRUST FUND IN PHILADELPHIA, WHICH CONCLUDED ITS
                           MISSION BY ABOUT JUNE, 1998. HE IS A GRADUATE OF WEST
                           GEORGIA COLLEGE, AND EARNED A J.D. DEGREE FROM THE
                           UNIVERSITY OF VIRGINIA SCHOOL OF LAW.(B)(F)

--------------------------------------------------------------------------------

MANUEL J. JUSTIZ           DR. JUSTIZ HAS BEEN A DIRECTOR OF THE CORPORATION
     1994                  SINCE JUNE 1994. ON JANUARY 1, 1990, DR. JUSTIZ WAS
    Age 51                 APPOINTED DEAN OF THE COLLEGE OF EDUCATION AT THE
                           UNIVERSITY OF TEXAS AT AUSTIN, WHERE HE HOLDS THE
                           A.M. AIKIN REGENTS CHAIR IN EDUCATIONAL LEADERSHIP
                           AND THE LEE HAGE JAMAIL REGENTS CHAIR IN EDUCATION.
     [PHOTO]               FROM 1985 TO 1989, DR. JUSTIZ WAS A CHAIRED PROFESSOR
                           OF EDUCATIONAL LEADERSHIP AND PUBLIC POLICIES AT THE
                           UNIVERSITY OF SOUTH CAROLINA, AND IN THE ACADEMIC
                           YEAR 1988-89 WAS THE MARTIN LUTHER KING-ROSA PARKS
                           DISTINGUISHED SCHOLAR-IN-RESIDENCE AT THE UNIVERSITY
                           OF MICHIGAN IN ANN ARBOR. FROM 1982 TO 1985, DR.
                           JUSTIZ SERVED AS THE DIRECTOR OF THE NATIONAL
                           INSTITUTE OF EDUCATION AFTER BEING APPOINTED BY
                           PRESIDENT REAGAN AND CONFIRMED BY THE U.S. SENATE. IN
                           THIS POSITION, DR. JUSTIZ SERVED AS PRINCIPAL
                           SPOKESPERSON FOR EDUCATIONAL POLICY AND RESEARCH TO
                           THE PRESIDENT, SECRETARY OF EDUCATION, CONGRESS AND
                           EDUCATION ASSOCIATIONS. DR. JUSTIZ SERVES AS
                           STRATEGIC ADVISOR TO VOYAGER EXPANDED LEARNING. DR.
                           JUSTIZ EARNED A PHD IN HIGHER EDUCATION
                           ADMINISTRATION FROM SOUTHERN ILLINOIS UNIVERSITY IN
                           1976. HE RECEIVED A BACHELOR OF ARTS DEGREE IN
                           POLITICAL SCIENCE IN 1970 AND A MASTERS OF SCIENCE
                           DEGREE IN EDUCATION IN 1972. HE ALSO HOLDS THREE
                           HONORARY DOCTORATE DEGREES FROM OTHER COLLEGES AND
                           UNIVERSITIES. (D)(E)(F)

--------------------------------------------------------------------------------

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------
JOHN F. RUFFLE             MR. RUFFLE RETIRED IN JUNE, 1993 AS VICE CHAIRMAN AND
     1997                  DIRECTOR OF J.P. MORGAN & CO., INC., AND MORGAN
    Age 62                 GUARANTY TRUST COMPANY OF NEW YORK. HE JOINED J.P.
                           MORGAN IN 1970 AS CONTROLLER AND WAS NAMED CFO IN
                           1980, AND ELECTED VICE CHAIRMAN IN 1985. EARLIER, HE
                           WAS ASSISTANT TREASURER AND DIRECTOR OF ACCOUNTING
     [PHOTO]               FOR INTERNATIONAL PAPER COMPANY. MR. RUFFLE ALSO
                           SERVES AS A DIRECTOR OF BETHLEHEM STEEL CORPORATION,
                           AMERICAN SHARED HOSPITAL SERVICES, AND TRIDENT
                           CORPORATION, AND IS A DIRECTOR OF THE WACKENHUT
                           CORPORATION. HE IS A TRUSTEE OF THE JOHNS HOPKINS
                           UNIVERSITY AND OF JPM SERIES TRUST II (MUTUAL FUNDS).
                           HE IS A PAST PRESIDENT OF THE BOARD OF TRUSTEES OF
                           THE FINANCIAL ACCOUNTING FOUNDATION AND A PAST
                           CHAIRMAN OF THE FINANCIAL EXECUTIVES INSTITUTE, AND
                           IN 1991 RECEIVED THE FINANCIAL EXECUTIVE INSTITUTE'S
                           NATIONAL AWARD FOR DISTINGUISHED SERVICE. MR. RUFFLE
                           IS A GRADUATE OF THE JOHNS HOPKINS UNIVERSITY AND
                           EARNED AN M.B.A. IN FINANCE FROM RUTGERS UNIVERSITY.
                           HE IS ALSO A CPA. (C)(D)(F)

--------------------------------------------------------------------------------

GEORGE R. WACKENHUT        MR. WACKENHUT IS CHAIRMAN OF THE BOARD. HE IS
      1988                 CHAIRMAN OF THE BOARD AND WAS CHIEF EXECUTIVE OFFICER
     Age 80                OF THE WACKENHUT CORPORATION (TWC OR PARENT) UNTIL
                           FEBRUARY 17, 2000. HE WAS PRESIDENT OF TWC FROM THE
                           TIME IT WAS FOUNDED IN 1954 UNTIL APRIL 26, 1986. HE
                           FORMERLY WAS A SPECIAL AGENT OF THE FEDERAL BUREAU OF
     [PHOTO]               INVESTIGATION. MR. WACKENHUT IS A MEMBER OF THE BOARD
                           OF TRUSTEES OF CORRECTIONAL PROPERTIES TRUST, A
                           FORMER MEMBER OF THE BOARD OF DIRECTORS OF SSJ
                           MEDICAL DEVELOPMENT, INC., MIAMI, FLORIDA, AND IS ON
                           THE DEAN'S ADVISORY BOARD OF THE UNIVERSITY OF MIAMI
                           SCHOOL OF BUSINESS. HE IS ON THE NATIONAL COUNCIL OF
                           TRUSTEES, FREEDOMS FOUNDATION AT VALLEY FORGE, THE
                           PRESIDENT'S ADVISORY COUNCIL FOR THE SMALL BUSINESS
                           ADMINISTRATION, REGION IV, AND A MEMBER OF THE
                           NATIONAL BOARD OF THE NATIONAL SOCCER HALL OF FAME.
                           HE IS A PAST PARTICIPANT IN THE FLORIDA GOVERNOR'S
                           WAR ON CRIME AND A PAST MEMBER OF THE LAW ENFORCEMENT
                           COUNCIL, NATIONAL COUNCIL ON CRIME AND DELINQUENCY,
                           AND THE BOARD OF VISITORS OF THE U.S. ARMY MILITARY
                           POLICE SCHOOL. HE IS ALSO A MEMBER OF THE AMERICAN
                           SOCIETY FOR INDUSTRIAL SECURITY. HE WAS A RECIPIENT
                           IN 1990 OF THE LABOR ORDER OF MERIT, FIRST CLASS,
                           FROM THE GOVERNMENT OF VENEZUELA; AND, IN 1999 WAS
                           AWARDED THE ELLIS ISLAND MEDAL OF HONOR BY THE
                           NATIONAL ETHNIC COALITION OF ORGANIZATIONS. ALSO IN
                           1999, HE WAS INDUCTED INTO THE WEST CHESTER
                           UNIVERSITY HALL OF FAME AND THE ATHLETE'S HALL OF
                           FAME IN HIS HOME COUNTY, DELAWARE COUNTY, PA. MR.
                           WACKENHUT RECEIVED HIS B.S. DEGREE FROM THE
                           UNIVERSITY OF HAWAII AND HIS M.ED. DEGREE FROM JOHNS
                           HOPKINS UNIVERSITY. MR. WACKENHUT IS THE FATHER OF
                           RICHARD R. WACKENHUT, A DIRECTOR-NOMINEE. (A)(B)

--------------------------------------------------------------------------------

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------
RICHARD R. WACKENHUT       MR. WACKENHUT, VICE CHAIRMAN OF THE BOARD OF THE
       1988                WACKENHUT CORPORATION (TWC OR PARENT) SINCE NOVEMBER,
      Age 52               5, 1999, HAS BEEN PRESIDENT AND CHIEF EXECUTIVE
                           OFFICER SINCE FEBRUARY 17, 2000 AND WAS PRESIDENT AND
                           CHIEF OPERATING OFFICER FROM APRIL 26, 1986. HE WAS
                           FORMERLY SENIOR VICE PRESIDENT, OPERATIONS FROM
     [PHOTO]               1983-1986. HE WAS MANAGER OF PHYSICAL SECURITY FROM
                           1973-74. HE ALSO SERVED AS MANAGER, DEVELOPMENT AT
                           TWC HEADQUARTERS FROM 1974-76; AREA MANAGER,
                           COLUMBIA, SC FROM 1976-77; DISTRICT MANAGER,
                           COLUMBIA, SC FROM 1977-79; DIRECTOR, PHYSICAL
                           SECURITY DIVISION AT TWC HEADQUARTERS 1979-80; VICE
                           PRESIDENT, OPERATIONS FROM 1981-82; AND SENIOR VICE
                           PRESIDENT, DOMESTIC OPERATIONS FROM 1982-83. MR.
                           WACKENHUT IS A MEMBER OF THE BOARD OF DIRECTORS OF
                           THE WACKENHUT CORPORATION, A DIRECTOR OF WACKENHUT
                           DEL ECUADOR, S.A.; WACKENHUT UK, LIMITED; WACKENHUT
                           DOMINICANA, S.A.; CHAIRMAN OF THE BOARD OF DIRECTORS
                           OF WACKENHUT RESOURCES, INC.; A MEMBER THE BOARD OF
                           TRUSTEES OF CORRECTIONAL PROPERTIES TRUST; AND A
                           DIRECTOR OF SEVERAL DOMESTIC SUBSIDIARIES OF THE
                           CORPORATION. HE IS VICE CHAIRMAN OF ASSOCIATED
                           INDUSTRIES OF FLORIDA. HE IS ALSO A MEMBER OF THE
                           AMERICAN SOCIETY FOR INDUSTRIAL SECURITY, A MEMBER OF
                           THE CITADEL ADVISORY COUNCIL, A MEMBER OF THE
                           INTERNATIONAL SECURITY MANAGEMENT ASSOCIATION, AND A
                           MEMBER OF THE INTERNATIONAL ASSOCIATION OF CHIEFS OF
                           POLICE. HE RECEIVED HIS B.A. DEGREE FROM THE CITADEL
                           IN 1969, AND COMPLETED THE ADVANCED MANAGEMENT
                           PROGRAM OF THE HARVARD UNIVERSITY SCHOOL OF BUSINESS
                           ADMINISTRATION IN 1987. MR. WACKENHUT IS THE SON OF
                           GEORGE R. WACKENHUT, A DIRECTOR-NOMINEE. (A)

--------------------------------------------------------------------------------

GEORGE C. ZOLEY            DR. ZOLEY IS VICE CHAIRMAN AND CHIEF EXECUTIVE
     1988                  OFFICER OF THE COMPANY. HE HAS SERVED AS PRESIDENT
    Age 50                 AND A DIRECTOR OF THE COMPANY SINCE IT WAS
                           INCORPORATED IN 1988, AND CHIEF EXECUTIVE OFFICER
                           SINCE APRIL 1994. DR. ZOLEY ESTABLISHED THE
                           CORPORATION AS A DIVISION OF THE WACKENHUT
     [PHOTO]               CORPORATION IN 1984, AND CONTINUES TO BE A MAJOR
                           FACTOR IN THE COMPANY'S DEVELOPMENT OF ITS PRIVATIZED
                           CORRECTIONAL AND DETENTION FACILITY BUSINESS. DR.
                           ZOLEY IS ALSO A DIRECTOR OF WACKENHUT CORRECTIONS
                           (UK) LTD., PREMIER CUSTODIAL GROUP LIMITED, PREMIER
                           PRISON SERVICES LIMITED, PREMIER TRAINING SERVICES
                           LIMITED, LOWDHAM GRANGE PRISON SERVICES LIMITED,
                           KILMARNOCK PRISON SERVICES LIMITED, KILMARNOCK PRISON
                           (HOLDINGS) LIMITED, PUCKLECHURCH CUSTODIAL SERVICES
                           LIMITED, PUCKLECHURCH CUSTODIAL (HOLDINGS) LIMITED,
                           MEDOMSLEY TRAINING SERVICES LIMITED, MEDOMSLEY
                           HOLDINGS LIMITED, PREMIER GEOGRAFIX LIMITED, PREMIER
                           MONITORING SERVICES LIMITED, MORETON PRISON SERVICES
                           LIMITED, MORETON PRISON (HOLDINGS) LIMITED, WACKENHUT
                           CORRECTIONS CORPORATION AUSTRALIA PTY LIMITED,
                           AUSTRALASIAN CORRECTIONAL SERVICES PTY LIMITED,
                           AUSTRALASIAN CORRECTIONAL MANAGEMENT PTY LIMITED,
                           WACKENHUT CORRECTIONS CANADA, INC., WCC RE HOLDINGS,
                           INC., ATLANTIC SHORES HEALTHCARE, WACKENHUT
                           CORRECTIONS CORPORATION, N.V., AND, OF OTHER
                           SUBSIDIARIES THROUGH WHICH THE CORPORATION CONDUCTS
                           ITS OPERATIONS. MR. ZOLEY IS ALSO A TRUSTEE OF
                           CORRECTIONAL PROPERTIES TRUST. FROM 1981 THROUGH
                           1988, AS MANAGER, DIRECTOR, AND THEN VICE PRESIDENT
                           OF GOVERNMENT SERVICES OF WACKENHUT SERVICES, INC.
                           (WSI), DR. ZOLEY WAS RESPONSIBLE FOR THE DEVELOPMENT
                           OF OPPORTUNITIES IN THE PRIVATIZATION OF GOVERNMENT
                           SERVICES BY WSI. PRIOR TO JOINING WSI, DR. ZOLEY HELD
                           VARIOUS ADMINISTRATIVE AND MANAGEMENT POSITIONS FOR
                           CITY AND COUNTY GOVERNMENTS IN SOUTH FLORIDA. DR.
                           ZOLEY HAS BOTH A MASTERS AND DOCTORATE DEGREE IN
                           PUBLIC ADMINISTRATION. (A)(D)

         (a)      Member of Executive Committee
         (b)      Member of Nominating and Compensation Committee
         (c)      Member of Audit and Finance Committee
         (d)      Member of Corporate Planning Committee
         (e)      Member of Operations and Oversight Committee
         (f)      Member of Independent Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.


COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS

Wackenhut Corrections Corporation has an Audit and Finance Committee whose members were as follows:

   John F. Ruffle, Chairman    Benjamin R. Civiletti     Norman A. Carlson

The Audit and Finance Committee met four times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

         1. Recommend the selection, retention, or termination of the Corporation's independent auditors.
         2.       Review the proposed scope of the audit and fees.
         3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
         4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
         5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
         6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.
         7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
         8.       Make periodic reports to the full Board on its activities.

Wackenhut Corrections Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1999 fiscal year.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Common Stock, each with a par value of $.01 per share, that was beneficially owned as of March 7, 2000, by each director nominee for election as director at the 2000 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Common Stock.


                                                 COMMON STOCK

BENEFICIAL OWNER (1)                      AMOUNT & NATURE   PERCENT
                                           OF BENEFICIAL      OF
                                          OWNERSHIP (2)(4)   CLASS
--------------------------------------------------------------------
DIRECTOR NOMINEES
Wayne H. Calabrese                              72,334         *
Norman A. Carlson                                5,000         *
Benjamin R. Civiletti                            8,000         *
Richard H. Glanton                               4,000         *
Manuel J. Justiz                                 9,000         *
John F. Ruffle                                   7,500         *
George R. Wackenhut (beneficially
  with wife, Ruth J. Wackenhut)             12,107,530(5)    54.08
Richard R. Wackenhut                            74,666         *
George C. Zoley                                194,000         *

EXECUTIVE OFFICERS
Robert W. Mianowski                             15,000         *
John G. O'Rourke                                39,000         *
Carol M. Brown                                  48,774         *
Patricia McNair Persante                        46,032         *

ALL NOMINEES AND EXECUTIVE                  12,647,836       56.50
OFFICERS AS A GROUP

OTHER
The Wackenhut Corporation (3)               12,000,000       53.60
Dresdener RCM Global Investors LLC (6)       1,121,700         *

*  Beneficially owns less than 1%

NOTES

         (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410.

         (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

         (3) Whose address is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410. These shares are indirectly held through a wholly owned subsidiary of The Wackenhut Corporation, Tuhnekcaw, Inc., a Delaware Corporation.

         (4) Total shares include options which are immediately exercisable. All shares shown for Executive Officers are subject to such options.

         (5) George R. Wackenhut and Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation. The Wackenhut Corporation, through a wholly owned subsidiary, Tuhnekcaw, Inc., controls the Corporation. By virtue of their control of The Wackenhut Corporation, George R. Wackenhut and Ruth J. Wackenhut are deemed beneficial owners of the Corporation stock owned by The Wackenhut Corporation.

         (6) Persons Filing: Dresdener RCM Global Investors LLC, Dresdener RCM Global Investors US Holdings LLC and Dresdener Bank AG whose principal business addresses respectively are Four Embarcadero Center, San Francisco, CA 94111; Four Embarcadero Center, San Francisco, CA 94111; and Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended January 2, 2000, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the five most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Corporation, and the capacities in which the services were rendered.

On January 1, 2000, the Company appointed John Hurley as Senior Vice President, Domestic Operations, Don Keens as Senior Vice President, International Operations and John Bulfin as Senior Vice President and General Counsel. Robert Mianowski, former Senior Vice President, Operations, assumed responsibilities as Vice President, Community Corrections and Patricia Persante, former Senior Vice President, Contract Compliance, assumed responsibilities as Vice President, Contracts and Litigation.


SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                  ----------------------------------   -------------------------------------
                                                                                         AWARDS
                                                                          OTHER        SECURITIES  ALL OTHER
                                                                          ANNUAL       UNDERLYING   COMPEN-
                                                                       COMPENSATION     OPTIONS/    SATION
NAME AND PRINCIPAL POSITION       YEAR      SALARY ($)   BONUS ($)(1)      ($)           SARS(#)     ($)
------------------------------------------------------------------------------------------------------------
George R. Wackenhut               1999       375,000       127,500          --               --       --
Chairman of the Board             1998            --            --          --               --       --
                                  1997            --            --          --               --       --

George C. Zoley                   1999       500,000       195,500          --           33,000       --
Vice Chairman of the Board,       1998       436,000       227,000          --           30,000       --
Chief Executive Officer           1997       348,000       122,500          --           20,000       --
and Director

Wayne H. Calabrese                1999       330,000       108,706          --           25,000       --
President and                     1998       286,000       125,000          --           20,000       --
Chief Operating Officer           1997       223,000        67,500          --           10,000       --

Robert W. Mianowski               1999       200,000        48,600          --           15,000       --
Senior Vice President -           1998       166,000        60,000          --            5,000       --
Operations                        1997       130,000        33,750          --            5,000       --

John G. O'Rourke                  1999       200,000        52,488          --           15,000       --
Senior Vice President -           1998       166,000        60,000          --            5,000       --
Finance, Chief Financial          1997       128,000        32,500          --            5,000       --
Officer and Treasurer

Carol M. Brown                    1999       190,000        53,055          --           15,000       --
Senior Vice President -           1998       156,000        55,000          --            5,000       --
Health Services                   1997       123,000        31,250          --            5,000       --

Patricia McNair Persante          1999       170,000        41,300          --           15,000       --
Senior Vice-President             1998       135,000        48,000          --            5,000       --
Contract Compliance               1997       112,000        27,950          --            5,000       --

NOTES

         (1) Includes amounts paid pursuant to the Corporation's Senior Incentive Plan.


OPTIONS / SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                                                                                   PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                                           FOR OPTION TERM (1)
                               --------------------------------------------------------        --------------------------
                                 NUMBER OF     % OF TOTAL
                                SECURITIES    OPTIONS/SARS
                                UNDERLYING     GRANTED TO      EXERCISE OR
                               OPTIONS/SARS   EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME & POSITION (2)              GRANTED       FISCAL YEAR      ($/SHARE)       DATE            5% ($)            10% ($)
-------------------------------------------------------------------------------------------------------------------------
George C. Zoley                   33,000          12%             18.63       2/18/09          $386,534          $979,554

Wayne H. Calabrese                25,000           9%             18.63       2/18/09          $292,829          $742,086

Robert W. Mianowski               15,000           5%             18.63       2/18/09          $175,697          $445,252

John G. O'Rourke                  15,000           5%             18.63       2/18/09          $175,697          $445,252

Carol M. Brown                    15,000           5%             18.63       2/18/09          $175,697          $445,252

Patricia McNair Persante          15,000           5%             18.63       2/18/09          $175,697          $445,252


         (1) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

         (2) George R. Wackenhut received no Options/SAR Grants in the last Fiscal Year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES


                                                            NUMBER OF
                                                            SECURITIES                         VALUE OF
                                                            UNDERLYING                        UNEXERCISED
                                                           UNEXERCISED                       IN-THE-MONEY
                                                           OPTIONS/SARS                      OPTIONS/SARS
                                                            AT FISCAL                          AT FISCAL
                         SHARES                            YEAR-END (#)                       YEAR-END ($)
                        ACQUIRED      VALUE
                      ON EXERCISE    REALIZED            EXERCISABLE (E)/                  EXERCISABLE (E)/
                          (#)          ($)               UNEXERCISABLE (U)                 UNEXERCISABLE (U)
--------------------------------------------------------------------------------------------------------------
George R. Wackenhut        --           --       32,864 E(1)            -- U(1)    344,661 E(1)        -- U(1)
                           --           --       74,666 E(2)            -- U(2)    592,661 E(2)        -- U(2)

George C. Zoley            --           --      116,000 E(2)        12,000 U(2)    198,438 E(2)        -- U(2)


Wayne H. Calabrese         --           --       49,334 E(2)        38,000 U(2)    177,276 E(2)        -- U(2)


John G. O'Rourke           --           --       27,000 E(2)        18,000 U(2)    119,063 E(2)        -- U(2)


Robert W. Mianowski        --           --        9,000 E(2)        18,000 U(2)         -- E(2)        -- U(2)


Patricia McNair Persante   --           --        1,232 E(1)            -- U(1)     12,921 E(1)        -- U(1)
                                                 38,800 E(2)        18,000 U(2)     22,225 E(2)        -- U(2)

Carol M. Brown             --           --        6,108 E(1)            -- U(1)     64,058 E(1)        -- U(1)
                                                 30,666 E(2)        18,000 U(2)    148,161 E(2)        -- U(2)

      (1)  Options under the WCC 1994 Stock Option Plan ("First Plan")

      (2)  Options under the WCC Second Stock Option Plan ("Second Plan")

The following table sets forth the estimated annual benefits payable under the Executive Officer Retirement Plan ("Retirement Plan") to an employee upon retirement at age 65 and reflects an offset by social security benefits.


                               PENSION PLAN TABLE

         REMUNERATION                                               YEARS OF SERVICE
---------------------------            ----------------------------------------------------------------------------
   ASSUMED AVERAGE ANNUAL                              (ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
    SALARY FOR FIVE-YEAR                                 YEARS OF CREDITED SERVICE SHOWN BELOW)
      PERIOD PRECEDING                 ----------------------------------------------------------------------------
         RETIREMENT                      10            15             20           25            30           35
-------------------------------------------------------------------------------------------------------------------
          $125,000                    $ 5,052       $ 14,105      $ 22,882     $ 31,347      $ 28,212      $ 24,682
           150,000                      9,552         20,855        31,882       42,597        39,462        35,932
           175,000                     14,052         27,605        40,882       53,847        50,712        47,182
           200,000                     18,552         34,355        49,882       65,097        61,962        58,432
           225,000                     23,052         41,105        58,882       76,347        73,212        69,682
           250,000                     27,552         47,855        67,882       87,597        84,462        80,932
           300,000                     36,552         61,355        85,882      110,097       106,962       103,432
           400,000                     54,552         88,355       121,882      155,097       151,962       148,432
           450,000                     63,552        101,855       139,882      177,597       174,462       170,932
           500,000                     72,552        115,355       157,882      200,097       196,962       193,432

Dr. Zoley has 18 years of credited service. Mr. Calabrese has 10 years of credited service, each of Ms. Brown, Ms. Persante and Mr. Mianowski have 9 years of credited service, and Mr. O'Rourke has 7 years of credited service under the Corporation Retirement Plan. George R. Wackenhut does not participate in the Corporation's Retirement Plan but is covered by the Parent Retirement Plan.

The Corporation Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee's final average annual salary, not including bonus (earned during the employee's last five years of credited service) times the employee's years of credited service. Benefits under the Corporation Retirement Plan are offset by social security benefits. Generally, a participant will vest in his or her benefits upon the completion of ten years of service. The amount of benefit increases for each full year beyond ten years of service except that there are no further increases after twenty five years of service.


CORPORATION INCENTIVE PLAN

In March 1995, the Corporation adopted the Wackenhut Corrections Corporation Senior Officer Incentive Plan (the "Corporation Incentive Plan") for certain of its senior officers including all of the Named Executive Officers. Participants in the Corporation Incentive Plan are assigned a target incentive award, stated as a percentage of the participant's base salary depending upon the participant's position with the Corporation. The target incentive award for 1999 for the Chief Executive Officer, President and Senior Vice Presidents of the Corporation were 35%, 30%, and 25% respectively, of base salary. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, is based on several factors, including the Corporation's profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1999, Benjamin R. Civiletti (Chairman), Manuel J. Justiz and Richard H. Glanton served on the Nominating and Compensation Committee of the Board of Directors. George R. Wackenhut serves as an officer and director of Parent and certain of its affiliates. Benjamin R. Civiletti also serves as Vice Chairman of the Nominating and Compensation Committee of Parent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met two times during 1999. The Compensation Committee is composed of three independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Corporation's compensation plan for key employees. The Compensation Committee seeks to provide, through its administration of the Corporation's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement plans (as noted earlier in this section of the Proxy), and long-term incentive awards in the form of stock options.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Corporation determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance, and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including the Corporation's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Corporation. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers. The Compensation Committee formally evaluates the performance of the CEO.

The Corporation has an incentive compensation plan (the "Bonus Plan") for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan will be based on the Corporation's consolidated revenue and income before provision for income taxes. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The weighing for these factors are 65% profit and 35% revenue. The Corporation exceeded the revenue target and nearly achieved the profit target for 1999. An adjustment to the incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, will be based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention.

The base salary and Bonus Plan and Stock Option Plan components of compensation, will be implemented by the above described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.


By the Nominating and Compensation Committee
         Benjamin R. Civiletti, Chairman
         Richard H. Glanton
         Manuel J. Justiz


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
            WACKENHUT CORRECTIONS CORPORATION, WILSHIRE 5000 EQUITY,
              AND S & P SERVICES (COMMERCIAL AND CONSUMER) INDEXES

                     (Performance through December 31, 1999)


                                    [GRAPH]


                            WACKENHUT                         S & P SERVICES
                            CORRECTIONS     WILSHIRE 5000     (COMMERCIAL AND
DATE                        CORPORATION     EQUITY            CONSUMER)

December 1994               $100.00         $100.00           $100.00
December 1995               $149.62         $136.46           $135.03
December 1996               $237.02         $165.41           $139.43
December 1997               $318.50         $217.16           $191.23
December 1998               $339.24         $268.05           $155.11
December 1999               $138.52         $331.40           $136.01


The above graph compares the performance of Wackenhut Corrections Corporation with that of the Wilshire 5000 Equity, and the S&P Services Indexes, which is a published industry index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICES AGREEMENT. The Corporation and Parent entered into a services agreement on December 20, 1995 which became effective January 1, 1996, pursuant to which Parent agreed to continue to provide certain of these services to the Corporation through January 2, 2000.

In accordance with the terms of the Services Agreement, the Corporation paid Parent a fixed annual fee for services (the "Annual Services Fee") equal to $1,200,342 in fiscal 1997, $1,718,100 in fiscal 1998 and $2,944,000 in fiscal
1999. Management of the Corporation believes that the Annual Services Fees under the Services Agreement are on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties. If the Corporation determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreement, the Corporation may obtain such services from another party and terminate the provision of such services by the Parent with a corresponding reduction in the Annual Services Fee.

Under the Services Agreement, the services to be provided by Parent to the Corporation for the Annual Services Fee include the following:

                  LEGAL SERVICES. Under the Services Agreement, Parent provides legal advice on all matters affecting the Corporation, including, among other things, assistance in the preparation of the Corporation's Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of the Corporation's business, including employee related matters.

                  FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under the Services Agreement, Parent provides the Corporation with (i) treasury operations, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the Services Agreement, Parent also provided the Corporation with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

                  HUMAN RESOURCES SERVICES. Under the Services Agreement, Parent provides the Corporation assistance in the identification and selection of employees and compliance by the Corporation with various equal employment opportunity and other employment related requirements. Parent also assists the Corporation in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by Parent to the Corporation beyond the services covered by the Annual Services Fees are billed to the Corporation at cost or on a cost plus basis as described in each of the Services Agreement or on such other basis as the Corporation and Parent agree.

The following table sets forth certain amounts billed to the Corporation during fiscal 1997, fiscal 1998 and fiscal 1999 for services not covered by the Annual Services Fee paid under the 1996 Services Agreement.

                                                Fiscal 1997     FISCAL 1998       FISCAL 1999
------------------------------------------------------------------------------------------------
Food Services                                   $  461,000      $   839,000       $        --
Casualty Insurance Premiums (1)                  4,957,000        7,423,000         9,454,000
Interest Charges (Income) (2)                       10,000         (122,000)         (492,000)
Office Rental (3)                                  285,000          361,000           286,000

    TOTAL                                       $5,713,000      $ 8,501,000       $ 9,248,000

         (1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through Parent's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums paid to a captive reinsurance company that is wholly owned by Parent. Under the terms of each of the Services Agreement, the Corporation also has the option to continue to participate in certain other insurance policies maintained by Parent for which the Corporation reimburses Parent for direct and indirect costs associated in providing such services.

         (2) The Corporation is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect Parent's average interest costs on long-term debt, exclusive of mortgage financing.

         (3) Effective February 15, 1996, the Corporation entered into a 15-year agreement with Parent providing for the rental of approximately 14,672 square feet of office space at its corporate headquarters in Palm Beach Gardens, Florida, at an annual rate of $285,519 ($19.50 per square foot) on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties. In 1998, the Corporation increased the space it rents by approximately 1,600 square feet and paid common area maintenance charges related to 1997 and 1998.

Management of the Corporation believes that the services provided for the Annual Services Fees and the other services that will or may be provided under the Services Agreement are, or will be, on terms no less favorable to the Corporation than could have been obtained from unaffiliated third parties.

Under the terms of the Services Agreement, Parent has further agreed that for so long as it provides the Corporation with any services (including those provided under the Services Agreement) and for a period of two years thereafter, Parent and its affiliates will not directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, Parent will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States. Nevertheless, in the United States, Parent's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. The Corporation has also agreed that it will provide Parent with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

From time to time, Parent has guaranteed certain obligations of the Corporation and its affiliates. These guarantees remained in place following the IPO and may be called upon should there be a default with respect to such obligations.

The Corporation anticipates that it may from time to time use the services of the law firm of Venable, Baetjer & Howard, of which Mr. Benjamin R. Civiletti, a Director of the Corporation, is a partner and the firm of Reed, Smith, Shaw & McClay of which Mr. Richard H. Glanton is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of the Corporation, also serves as Senior Vice President of TWC and a Director of each of Wackenhut Corrections (U.K.) Limited, Premier Custodial Group Limited, Premier Prison Services Limited, Premier Training Services Limited, Lowdham Grange Prison Services Limited, Kilmarnock Prison Services Limited, Kilmarnock Prison (Holdings) Limited, Pucklechurch Custodial Services Limited, Pucklechurch Custodial (Holdings) Limited, Medomsley Training Services Limited, Medomsley Holdings Limited, Premier Geografix Limited, Premier Monitoring Services Limited, Moreton Prison Services Limited, Moreton Prison (Holdings) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Wackenhut Corrections Canada, Inc., WCC RE Holdings, Inc., Atlantic Shores Healthcare, and Wackenhut Corrections Corporation, N.V., affiliates of the Company. George R. Wackenhut is Chairman of the Board of the Corporation, is Chairman of the Board of Parent and, together with his wife Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.08% of the issued and outstanding voting common stock of Parent. Parent owns all of the outstanding shares of Tuhnekcaw, Inc., a Delaware corporation which in turn owns approximately 54.10% of issued and outstanding shares of Common Stock of the Corporation. Richard R. Wackenhut, a member of the Board of Directors of the Corporation, also serves as President and Chief Executive Officer and a Vice Chairman of the Board of Parent. He is the son of George R. and Ruth J. Wackenhut.


DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1999 an annual retainer fee at the rate of $20,000 per year plus $1,500 for each Board Meeting attended, $1,000 for each committee meeting attended as committee members, and $1,500 for each committee meeting attended as committee chairperson. Each Director also receives from the Corporation an option to purchase up to two thousand (2,000) shares of the Common Stock of the Corporation.

No other compensation was paid to Directors or their affiliates by the Corporation during 1999.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for fiscal 1999 have furnished the Corporation with a statement that no filing is due.


PROPOSAL NUMBER 2

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 2000, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

PROPOSAL NUMBER 3

PROPOSAL TO APPROVE AN AMENDMENT TO THE STOCK OPTION PLAN - 1994

The success of the Corporation depends, in large measure, on its ability to recruit and retain key employees with outstanding ability and experience. The Board of Directors also believes there is a need to align shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of the Corporation's financial goals.

In order to accomplish these objectives, the Board of Directors adopted the Stock Option Plan - 1994 (the "1994 Plan") and the shareholders approved the 1994 Plan in 1994.

This Amendment to the 1994 Plan is intended to address recent regulatory changes, in particular, the deductibility limit imposed by Section 162(m) of the Internal Revenue Code (the "Code"). The revisions do not increase the number of shares of Common Stock for issuance under the 1994 Plan.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE 1994 PLAN

The following summarizes the material terms of the Amendment to the 1994 Plan. If adopted by the shareholders, the Amendment will be effective as of the inception of the 1994 Plan, May 6, 1994.

         INDIVIDUAL AWARD LIMIT. In order to possibly exempt future awards from the tax deductibility limitations of Code Section 162(m), the Amendment to the 1994 Plan provides that no more than one hundred thousand (100,000) shares under Option may be granted to any Participant in any one fiscal year. This Amendment to the 1994 Plan does not authorize any additional shares for issuance under the 1994 Plan. Further this Amendment is not intended to increase future award sizes or otherwise alter the Nominating and Compensation Committee's (the "Committee's") general practices in determining award sizes.

         SUMMARY DESCRIPTION OF THE EXISTING 1994 PLAN. The following summarizes the material terms of the existing 1994 Plan. The 1994 Plan shall remain in effect until May 5, 2004 unless terminated earlier by the Board of Directors.

         ADMINISTRATION OF THE 1994 PLAN. The 1994 Plan is administrated by the Nominating and Compensation Committee of the Board of Directors (the "Committee"), who has the authority, among other things, to select employees to whom awards are granted, to determine the terms and conditions of such awards in a manner consistent with the 1994 Plan.

         ELIGIBILITY UNDER THE 1994 PLAN. Key employees of the Corporation are eligible to participate in the 1994 Plan. Nonemployee directors of the Corporation are not eligible.

The 1994 Plan provides for broad discretion in selecting Participants and in making awards, the total number of persons who will participate and the respective benefits to be awarded to them cannot be determined at this time.

         SHARES SUBJECT TO THE 1994 PLAN. Since its inception, 1,500,000 shares of Common Stock of the Corporation have been authorized for grant under the 1994 Plan and 70,474 remain ungranted.

         STOCK OPTIONS. Stock Options may be granted by the Committee in the form of Nonqualified Stock Options ("NQSOs").

The purchase price per share under any Option shall be determined by the Committee in its own discretion. The term of each Option shall be fixed by the Committee, and it is expected that no Option shall have a term extending beyond ten years from the date the Option is granted. Options shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee.

Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Corporation stock, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises.

In the event a Participant terminates employment voluntarily, retires or is terminated involuntarily without cause for reasons other than death, retirement or permanent and total disability, the Participant must exercise any Stock Options within 90 days. If the employment of the Participant is terminated for "Cause", all outstanding Stock Options shall be immediately forfeited to the Corporation regardless of vested status. In the event of death or permanent and total disability of the Participant, the Stock Options must be exercised within one year. In the event of the death of the Participant, the Stock Options will vest immediately and the Participant's estate or inheritor of the Stock Options must exercise them within one year. In the event of a defined "change of control" of the Corporation, all Stock Options will immediately vest.

         AWARDS NONTRANSFERABLE. No award may be assigned, transferred, pledged, or otherwise encumbered by a Participant, other than by will or by the laws of descent and distribution. Each award may be exercised during the Participant's lifetime only by the Participant or the Participant's legal representative.

On February 17, 2000, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the above described Amendment to the 1994 Plan for the foregoing purposes.

The Amendment to the 1994 Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock voting in person or by proxy and entitled to vote thereon. If the Amendment of the 1994 Plan is so approved, they will become effective on the date of adoption by the Board.

The Board believes that the adoption of the Amendment to the 1994 Plan is an essential element of the management, growth and financial success of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN - 1994.


PROPOSAL NUMBER 4

PROPOSAL TO APPROVE AN AMENDMENT TO THE STOCK OPTION PLAN - 1999

The 1999 Plan was approved by the Board of Directors and the shareholders in 1999.

The purpose of the 1999 Plan is to reward superior performance with a variable component of pay. The 1999 Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the annual incentive plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Corporation.

This Amendment to the 1999 Plan is intended to address recent regulatory changes, in particular, the deductibility limit imposed by Section 162(m) of the Internal Revenue Code (the "Code"). The revisions do not increase the number of shares of Common Stock for issuance under the 1999 Plan.


SUMMARY DESCRIPTION OF THE AMENDMENT TO THE 1999 PLAN

The following summarizes the material terms of the Amendment to the 1999 Plan. If adopted by shareholders, the Amendment will be effective as of the inception of the 1999 Plan, February 18, 1999.

         INDIVIDUAL AWARD LIMIT. In order to possibly exempt future awards from the tax deductibility limitations of Code Section 162(m), the Amendment to the 1999 Plan provides that no more than one hundred thousand (100,000) shares under Option may be granted to any Participant in any one fiscal year. This Amendment to the 1999 Plan does not authorize any additional shares for issuance under the 1999 Plan. Further, this Amendment is not intended to increase future award sizes or otherwise alter the Nominating and Compensation Committee's (the "Committee's") general practices in determining award sizes, or otherwise alter the requirement of ratification by the Board of Directors.

         SUMMARY DESCRIPTION OF THE EXISTING 1999 PLAN. The following summarizes the material terms of the existing 1999 Plan. The 1999 Plan shall remain in effect until February 17, 2009 unless terminated earlier by the Board of Directors.

         ADMINISTRATION OF THE 1999 PLAN. The 1999 Plan is administered by the Nominating and Compensation Committee of the Board of Directors (the "Committee"), who, subject to ratification by the Board of Directors, has the authority, among other things, to select employees to whom awards are granted, to determine the terms and conditions of such awards in a manner consistent with the 1999 Plan, subject to ratification by the Board of Directors.

         ELIGIBILITY UNDER THE 1999 PLAN. Key employees of the Corporation are eligible to participate in the 1999 Plan. Nonemployee directors of the Corporation are not eligible.

The 1999 Plan provides for broad discretion in selecting Participants and in making awards, the total number of persons who will participate and the respective benefits to be awarded to them cannot be determined at this time.

         SHARES SUBJECT TO THE 1999 PLAN. Since its inception, Five hundred fifty thousand (550,000) shares of Common Stock of the Corporation have been authorized as available for grant under the 1999 Plan and 227,000 remain ungranted.

         STOCK OPTIONS. Stock Options may be granted by the Committee in the form of Nonqualified Stock Options ("NQSO's").

The purchase price per share under any Option shall be determined by the Committee in its own discretion. The term of each Option shall be fixed by the Committee, and it is expected that no Option shall have a term extending beyond ten years from the date the Option is granted. Options shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee. The Committee's actions in these matters are subject to ratification by the Board of Directors.

Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Corporation stock, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises.

In the event a Participant voluntarily terminates employment or it terminated involuntarily before Stock Options have been vested, any such award will be forfeited. If the employment of a Participant is terminated for "Cause", all outstanding options shall be immediately forfeited to the Corporation regardless of vested status. In the event of death, permanent disability, or normal retirement, or upon the occurrence of a defined "change of control" of the Corporation, all Stock Options will vest immediately.

         AWARDS NONTRANSFERABLE. No award may be assigned, transferred, pledged, or otherwise encumbered by a Participant, other than by will or by the laws of descent and distribution. Each award may be exercised during the Participant's lifetime only by the Participant or the Participant's legal representative.

On February 17, 2000, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the above described Amendment to the 1999 Plan for the foregoing purposes.

The Amendment to the 1999 Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock voting in person or by proxy and entitled to vote thereon. If the Amendment of the 1999 Plan is so approved, they will become effective on the date of adoption by the Board.

The Board believes that the adoption of the Amendment to the 1999 Plan is an essential element of the management, growth and financial success of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN - 1999.

PROPOSAL NUMBER 5

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

We are seeking stockholder approval to amend and restate our amended and restated articles of incorporation to update the location of our principal office and mailing address and to delete the reference to the identity and address of our registered agent. We are not seeking stockholder approval of any substantive changes to our amended and restated articles of incorporation.

Our board of directors adopted the proposed amended and restated articles of incorporation on February 17, 2000, subject to stockholder approval as required by our amended and restated articles of incorporation.

A copy of the articles of restatement we propose to file with the Secretary of State of the State of Florida is attached as Annex A. We urge stockholders to read the complete articles of restatement prior to voting on the proposed amendment.

We propose to amend Article II of our amended and restated articles of incorporation to change our principal office and mailing address from "1500 San Remo Avenue, Coral Gables, Florida 33146" to "4200 Wackenhut Drive, #100, Palm Beach Gardens, FL 33410." The purpose of this change is to update the information set forth in our amended and restated articles of incorporation.

We also propose to amend Article VII of the articles of incorporation to delete the reference to the name and address of our registered agent, as permitted by Florida law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDEMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION.


SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the year 2001 Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 2000.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.


BY ORDER OF THE BOARD OF DIRECTORS.


                                                      John J. Bulfin
                                                      General Counsel


March 31, 2000



================================================================================
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO PATRICK F. CANNAN, DIRECTOR, CORPORATE RELATIONS, THE WACKENHUT CORPORATION, 4200 WACKENHUT DRIVE #100, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                                     ANNEX A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        WACKENHUT CORRECTIONS CORPORATION

         Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation of the undersigned corporation (the "Corporation") are hereby amended and restated in their entirety as follows:

                                    ARTICLE I

         The name of this Corporation shall be:

                       WACKENHUT CORRECTIONS CORPORATION.

                                   ARTICLE II

         The principal office and mailing address of the Corporation shall be at 4200 Wackenhut Dr., #100, Palm Beach Gardens, Florida 33410. The Corporation shall, however, have the right and power to transact business and to establish offices and agencies at such other places, both within and without the State of Florida, as its Directors may authorize and to so transact business and establish offices and agencies in foreign countries.

                                   ARTICLE III

         The Corporation is organized for the transaction of any or all lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

                                   ARTICLE IV

         The total authorized capital stock of this Corporation shall be forty million (40,000,000) shares consisting of (i) thirty million (30,000,000) shares of Common Stock, par value one cent ($0.01) per share (the "Common Stock"), and
(ii) ten million (10,000,000) shares of preferred stock, par value one cent ($0.01) per share (the "Preferred Stock").

         The designation and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock are as follows:

         A.       Provisions Relating to the Preferred Stock.

                  1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

                  2. Preferences. Subject to the rights of the holders of the Corporation's Common Stock, as set forth in Section B of this
         Article IV, authority is hereby expressly granted to and Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully effect the issuance and redemption of any such Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                           (b) the number of shares to constitute the class or series and the designations thereof;

                           (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (d) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                           (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (i) such other special right and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution, adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         B.       Provisions Relating to the Common Stock

                  1. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  2. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

                  3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.


                                    ARTICLE V

         This Corporation shall have perpetual existence.

                                   ARTICLE VI

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Stockholders, and approved at a Stockholders Meeting by a majority of the stock entitled to vote thereon, unless all the Directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

                                   ARTICLE VII

         This Corporation shall have three (3) directors. The number of Directors may be increased or diminished from time to time by By-Laws adopted by the Board of Directors, but shall never be less than one (1).

                                  ARTICLE VIII

         Indemnification. This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                     THE WACKENHUT CORRECTIONS CORPORATION

                           4200 Wackenhut Drive #100
                       Palm Beach Gardens, Florida 33410

          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints George R. Wackenhut and George C. Zoley as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Wackenhut Corrections Corporation held of record by the undersigned on March 17, 2000, at the Annual Meeting of Shareholders to be held at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, at 9:00 A.M., May 4, 2000, or at any adjournment thereof.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                 (Continued, and to be signed, on other side.)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 4, 5 AND 6.

                                                                 Please mark
                                                                your vote as
                                                                indicated in
                                                              this example  [X]

1. ELECTION OF DIRECTORS:

   VOTE FOR all nominees             VOTE WITHHELD            2. Proposal to approve for the fiscal year 2000
  listed to the right (except        as to all nominees          the Appointment of ARTHUR ANDERSEN LLP
   marked to the contrary                                        as the independent certified public accountants
            [ ]                            [ ]                   of the Corporation
                                                                 FOR    AGAINST   ABSTAIN
                                                                 [ ]      [ ]       [ ]

                                                              3. Proposal to amend the Stock Option Plan--1994.
                                                                 FOR    AGAINST   ABSTAIN
Nominees:                                                        [ ]      [ ]       [ ]
01 Wayne H. Calabrese          06 John F. Ruffle
02 Norman A. Carlson           07 George R. Wackenhut         4. Proposal to amend the Stock Option Plan--1999.
03 Benjamin R. Civiletti       08 Richard R. Wackenhut           FOR    AGAINST   ABSTAIN
04 Richard H. Glanton          09 George C. Zoley                [ ]      [ ]       [ ]
05 Manuel J. Justiz
                                                              5. Proposal to amend and restate the Articles of
INSTRUCTIONS: To withhold authority to vote for any              Incorporation.
individual nominee, strike a line through the nominee's          FOR    AGAINST   ABSTAIN
name in the list above.                                          [ ]      [ ]       [ ]


                                                              6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                              Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators,
                                                              Trustees, Guardians, or corporate officers should give full title.


                                                              Dated:                             , 2000
                                                                    -----------------------------


                                                              --------------------------------------------------------------
                                                                                           Signature


                                                              --------------------------------------------------------------
                                                                                  Signature if held jointly

  PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -